EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-13292 and No. 33-32504) of Ryerson Inc. of our report dated June 28, 2005 relating to the financial statements of Ryerson Savings Plan (formerly known as the Ryerson Tull Savings Plan) as of and for the year ended December 31, 2004, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Chicago, IL

June 28, 2006